EXHIBIT 10.208.2

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         This Amendment No. 2 to Employment Agreement is entered into as of January 15, 2004 (the "Effective Date"), between Paxson Communications Corporation, a Delaware corporation (the "Company"), and Lowell W. Paxson (the "Executive"). This instrument amends the Employment Agreement dated October 16, 1999 between the Company and the Executive, as amended by the Amendment to Employment Agreement dated as of December 16, 2002 (as in effect prior to the execution of this instrument, the "Agreement"). Capitalized terms used and not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

         1. The Company and the Executive agree that, pursuant to Paragraph 4(a) of the Agreement, the date on which the annual 10% increase to the Executive's Base Salary is effective shall be changed from October 16th to the following January 1st of each year, and in lieu of such two and one half month delay, the Executive's Base Salary shall be rounded to $880,000 per annum effective January 1, 2004.

         2. The Company and the Executive agree that Paragraph 4(b) of the Agreement is hereby amended and restated in its entirety as follows:

         "Executive shall be entitled to earn an annual bonus, based upon Paxson Group performance and the Executive's individual performance, in the amount and on the terms described below:

                  "Total Annual Bonus Target" for Executive in any fiscal year shall be 100% of Executive's Base Salary then in effect, as follows:

                           (A) 35% of the Total Annual Bonus Target for
                           Executive may be earned as an "Individual Performance Bonus Award"; and

                           (B) 65% of the Total Annual Bonus Target for
                           Executive may be earned as a "Paxson Group
                           Performance Bonus Award".

                  "Individual Performance Bonus Award" - Executive shall be entitled to such award, if, in the opinion of the non-management members of the Board of Directors of Paxson, Executive has, satisfactorily performed the tasks associated with the position of Chairman and Chief Executive Officer of the Company (which may include, among other things, having remained within budget for such fiscal year).

                  "Paxson Group Performance Bonus Award" - Executive shall be entitled to such award, if the Company achieves the financial performance goals (revenues, cash flow, earnings, etc.) established by the Compensation Committee of the Board of Directors of the Company for the award of bonuses to other senior management of the Company.


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                           The Individual Performance Bonus Award and Paxson
                  Group Performance Bonus Award (collectively the "Total Annual Bonus Award") shall be payable during the first six (6) months of each fiscal year following each fiscal year during the term of the Agreement in which the Total Annual Bonus Award is earned and shall be prorated during any partial year of employment covered hereby. For example, a bonus if any, for six (6) months of employment in 2004 would be payable during the first six (6) months of 2005 and determined using 2004 financial goals and would be equal to one-half (1/2) of the Total Annual Bonus Award for such year (e.g. 1/2 of the Individual Performance Bonus and the Paxson Group Performance Bonus, each as may have been earned). Notwithstanding anything to the contrary contained herein, the Annual Bonus described hereunder shall be effective for fiscal year 2004 (payable in the first six months of 2005) and the Annual Bonus terms effective for Executive for fiscal year 2003 (payable in the first six months of 2004), as set forth in any superceded employment agreement or other arrangement, shall remain effective and are hereby incorporated herein in their entirety."

         Except as amended by this instrument, the Agreement shall remain in full force and effect and all other terms and conditions of the Agreement remain the same.

         IN WITNESS WHEREOF, the Company and the Executive have executed this instrument as of the Effective Date.

                        COMPANY:

                        PAXSON COMMUNICATIONS CORPORATION


                          By__________________________
                              Name: Dean M. Goodman
                              Title: President and Chief Operating Officer


                        EXECUTIVE:


                        -----------------------------
                        Lowell W. Paxson



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